EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Splash Beverage Group, Inc. of our report dated March 31, 2023, relating to our audits of the consolidated financial statements of Splash Beverage Group, Inc. at and for the years ended December 31, 2022 and 2021, which report is included in the Company’s Annual Report on Form 10-K of Splash Beverage Group, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Daszkal Bolton LLP

Fort Lauderale, Florida

April 18, 2023